SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2003

METROPOLITAN HEALTH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

_________Florida__________	______333-5884-A______	_____65-0635748_____
(State or other jurisdiction	(Commission File	(IRS Employer
or incorporation)	Number)	Identification No.)

250 Australian Avenue South, Suite 400, West Palm Beach, Florida 33401

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code       (561) 805-8500

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

The Company's consolidated financial statements and related notes have been corrected to reflect restatements to 2001 and 2000 medical costs for certain capitation payments (expenses) that were made directly by the HMO to doctors under its management but were excluded from medical costs during those years in error.  The effect on the balance sheet at December 31, 2001, is to decrease accounts receivable and stockholder’s equity by approximately $1,983,000.  The effect on 2000 income before taxes and net income amounts previously reported is to decrease income before taxes and net income by approximately $605,000.  The effect on 2000 earnings per share is to decrease basic and diluted earnings per share by $0.03, and $0.03 respectively.  The effect on 2001 income before taxes and net income amounts previously reported is to decrease those amounts by approximately $1,378,000.  The effect on 2001 basic earnings per share and diluted earnings per share is to decrease those amounts by $0.06.

The errors were the result of missing data on certain HMO reports, and were made by an outside HMO accounting expert hired by Company on a regular basis for the single purpose of gathering, processing and summarizing HMO data for use by the Company in preparing financial statements.  The consultant’s summary schedules form the basis for recordation of certain medical revenues and expenses by the Company.

Since the expansion of its PSN operations in 2000, management has relied on the outside consultant to analyze its HMO revenues, expenses and accounts receivable on a quarterly and annual basis, based on reports he receives from the HMO.  During 2002, management, while continuing to utilize his services, began placing less reliance on the consultant, instead further developing certain internal procedures to analyze HMO results.

	Q2 2000	Q3 2000	Q4 2000	Q1 2001	Q2 2001	Q3 2001	Q4 2001	Q1 2002	Q2 2002

Medical costs, as reported	26,944,578	24,629,578	29,626,818	25,589,600	25,795,961	27,252,555	34,283,191	29,099,903	34,109,555
Effect of restatement	111,026	145,715	348,677	346,436	342,576	347,132	341,851	347,715	(2,331,128)
Medical costs, restated	27,055,604	24,775,411	29,975,495	25,936,036	26,138,537	27,599,687	34,625,042	29,447,618	31,778,427

Income before discontinued operations, as reported	350,482	4,141,145	377,824	1,325,721	1,993,073	1,434,352	(3,121,344)	841,381	(4,395,430)
Effect of restatement	(111,026)	(145,715)	(348,677)	(346,436)	(342,576)	(347,132)	(341,851)	(347,715)	2,331,128
Income before discontinued operations, restated	239,456	3,995,430	29,147	979,285	1,650,497	1,087,220	(3,463,195)	493,666	(2,064,302)

Income before income taxes, as reported	350,482	4,141,145	283,113	1,190,732	1,829,943	1,390,512	(3,338,606)	799,578	(4,422,696)
Effect of restatement	(111,026)	(145,715)	(348,677)	(346,436)	(342,576)	(347,132)	(341,851)	(347,715)	2,331,128
Income before income taxes, restated	239,456	3,995,430	(65,564)	844,296	1,487,367	1,043,380	(3,680,457)	451,863	(2,091,568)

Net income, as reported	350,482	4,141,145	283,113	1,190,732	1,829,943	1,326,685	(3,338,606)	799,578	(4,422,696)
Effect of restatement	(111,026)	(145,715)	(348,677)	(346,436)	(342,576)	(347,132)	(341,851)	(347,715)	2,331,128
Net income, restated	239,456	3,995,430	(65,564)	844,296	1,487,367	979,553	(3,680,457)	451,863	(2,091,568)

Earnings per share, basic, as reported	0.02	0.23	0.01	0.05	0.07	0.05	(0.12)	0.03	(0.15)
Effect of restatement	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	0.08
Earnings per share, basic, restated	0.01	0.22	-	0.04	0.06	0.04	(0.13)	0.02	(0.07)

Earnings per share, diluted, as reported	0.01	0.20	0.01	0.05	0.06	0.04	(0.12)	0.03	(0.15)
Effect of restatement	-	(0.01)	(0.01)	(0.02)	(0.01)	(0.01)	(0.01)	(0.02)	0.08
Earnings per share, diluted, restated	0.01	0.19	-	0.03	0.05	0.03	(0.13)	0.01	(0.07)

	As of 6/30/00	As of 9/30/00	As of 12/31/00	As of 3/31/01	As of 6/30/01	As of 9/30/01	As of 12/31/01	As of 3/31/02

Accounts receivable, as reported	4,992,418	6,960,693	7,170,480	9,001,239	10,507,168	13,382,946	13,362,782	16,709,790
Effect of restatement	(111,026)	(256,741)	(605,418)	(951,854)	(1,294,430)	(1,641,562)	(1,983,413)	(2,331,128)
Accounts receivable, restated	4,881,392	6,703,952	6,565,062	8,049,385	9,212,738	11,741,384	11,379,369	14,378,662

Retained earnings, as reported	(22,788,798)	(18,647,651)	(18,584,540)	(17,393,808)	(15,563,864)	(14,237,1790	(17,575,786)	(16,776,208)
Effect of restatement	(111,026)	(256,741)	(605,418)	(951,854)	(1,294,430)	(1,641,562)	(1,983,413)	(2,331,128)
Retained earnings, restated	(22,899,824)	(18,904,392)	(19,189,958)	(18,345,662)	(16,858,294)	(15,878,741)	(19,559,199)	(19,107,336)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Metropolitan Health Networks, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN HEALTH NETWORKS, INC.

 /s/  Michael M. Earley

Michael M. Earley

President & CEO

Dated:  April 16, 2003